Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries

As of December 31, 2015

Name	Jurisdiction
Airline Placement Limited	United Kingdom
Airline Placement Limited	United Kingdom
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communications & Surveillance Systems, LLC*	Delaware
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
Beijing MAPPS-SERI Technology Company Ltd.*	China
Calzoni Srl.	Italy
Combat Advanced Propulsion, LLC*	Delaware
CTC Aviation Group Limited	United Kingdom
CTC Aviation Holdings Limited	United Kingdom
CTC Aviation International Limited	United Kingdom
CTC Aviation Jet Services Limited	United Kingdom
CTC Aviation Services Limited	United Kingdom
CTC Aviation Training (N.Z.) Limited	New Zealand
CTC Aviation Training (U.K) Limited	United Kingdom
Electrodynamics, Inc.	Arizona
ESSCO Collins Limited	Ireland
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
ForceX, Inc.	Tennessee
Honeywell TCAS Inc.*	Delaware
Interstate Electronics Corporation	California
L-3 Advanced Programs, Inc.	Delaware
L-3 Afghanistan, LLC	Delaware
L-3 Applied Technologies, Inc.	Delaware
L-3 Army Sustainment, LLC	Delaware
L-3 Brasil Importação, Exportação e Comércio Ltda.	Brazil
L-3 Centaur, LLC	Delaware
L-3 Chesapeake Sciences Corporation	Maryland
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications Canada Inc.	Canada
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Corporation	Delaware
L-3 Communications Electron Technologies, Inc.	Delaware
L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications EO/IR, Inc.	Florida
L-3 Communications ESSCO, Inc.	Delaware
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Holding GmbH	Germany
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India

Name	Jurisdiction
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Link Simulation and Training UK Limited	United Kingdom
L-3 Communications Link Simulation and Training UK (Overseas) Limited	United Kingdom
L-3 Communications Ltd.	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications MariPro, Inc.	California
L-3 Communications MAS (Canada) Inc.	Canada
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Oceania Pty Limited	Australia
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 Communications Westwood Corporation	Nevada
L-3 CTC Aviation Holdings Inc.	Delaware
L-3 CTC Aviation Leasing (US) Inc.	Delaware
L-3 CTC Aviation Training (US) Inc.	Delaware
L-3 CTC Ltd.	United Kingdom
L-3 Data Tactics Corporation	Virginia
L-3 Domestic Holdings, Inc.	Delaware
L-3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 Global Holding UK Ltd.	United Kingdom
L-3 International UK Ltd.	United Kingdom
L-3 Investments, LLC	Delaware
L-3 National Security Solutions, Inc.	Delaware
L-3 NSS International, LLC	Delaware
L-3 Saudi Arabia LLC	Saudi Arabia
L-3 Security Equipment Trading (Beijing) Co., Ltd.*	China
L-3 Societa Srl.	Italy
L-3 Technology & Services UK Ltd.	United Kingdom
L-3 Unidyne, Inc.	Delaware
L-3 Unmanned Systems, Inc.	Texas
L-Tres Communicaciones Costa Rica, S.A.	Costa Rica
Mustang Technology Group, L.P.	Texas
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
Pac Ord Inc.	Delaware
Power Paragon, Inc.	Delaware
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
Titan Facilities, Inc.	Virginia
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Wescam Inc.	Canada

*	Represents a non-wholly owned subsidiary.